UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

MARPAI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40904	86-1916231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Channelside Drive, Suite 207
Tampa, Florida	33602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855-389-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	OTCQX Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2025, the Board of Directors of Marpai, Inc. (the “Company”) appointed Dallas Scrip, age 42, as Chief Operating Officer of the Company, effective as of June 2, 2025.

From July 2023 to May 2025, Mr. Scrip served as President, TPA Services and Chief Delivery Officer of Centivo. From May 2019 through July 2023, he served as President and General Manager of ValueHealth Benefit Administrators. Prior to those roles, in 2019, Mr. Scrip served as a Benefits Consultant for Gallagher Benefit Services. Prior to 2019, Mr. Scrip was the Senior Vice President of Business Development for Benefit Management, LLC.

Pursuant to an offer letter (the “Offer Letter”), dated May 1, 2025, and executed by and between the Company and Mr. Scrip, the Company agreed to pay Mr. Scrip an annual base salary of $250,000. Mr. Scrip will also be entitled to certain expense reimbursements and other standard benefits, including vacation and sick leave.

Mr. Scrip will be entitled to receive an annual incentive bonus in 2025 of up to $125,000, subject to the Company being profitable by the end of fiscal year 2025. In addition, Mr. Scrip will be entitled to receive an annual incentive bonus in 2026 of (i) $125,000 if the Company is profitable and achieves $50 million in revenue; (ii) $187,500 if the Company achieves $5 million in net income and $75 million in revenue; or (iii) $250,000 if the Company achieves $7 million in net income and $100 million in revenue.

In conjunction with his appointment as Chief Operating Officer, the Company agreed to issue Mr. Scrip 300,000 restricted stock units (“RSUs”), of which 100,000 RSUs will vest after one year, 100,000 RSUs will vest after two years and 100,000 RSUs will vest after three years. Mr. Scrip will also be eligible to receive an additional 100,000 RSUs, which will vest immediately, upon the Company reaching $5 million in unadjusted EBITDA for a full fiscal year in which he is employed by the Company. All RSUs will be issued pursuant to the Company’s 2024 Global Stock Incentive Plan.

Except as otherwise set forth herein, there is no arrangement or understanding between Mr. Scrip and any other person pursuant to which he was appointed as Chief Operating Officer and there are no transactions in which Mr. Scrip has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the terms of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter which is included as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On May 13, 2025, the Company issued a press release relating to Mr. Scrip’s appointment as Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated May 1, 2025, by and between Marpai, Inc. and Dallas Scrip
99.1	Press Release
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date: May 13, 2025	By:	/s/ Damien Lamendola
		Name:	Damien Lamendola
		Title:	Chief Executive Officer

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